An offering statement pursuant to Regulation A relating to these securities shall be filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated April 17, 2019

Gulf Chronic Care, Inc.

12465 South Fort St.

Draper, UT 84020

www.gulfchroniccare.com

(941) 225-6699

Total Offering: 5,000,000 shares

This is a public offering of shares of common stock of Gulf Chronic Care.

	Price to Public	Underwriting Discounts	Proceeds to Issuer	Proceeds to other persons
Per Share /unit	$1.00	0	1.00	*
Total Offering	$1.00	0	$5,000,000	*

1We are offering our shares without the use of an exclusive placement agent and we do not currently intend to engage anyone to place shares, however, we may offer the offered shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this offering circular.

We intend to have our common stock on the OTC market under a to-be-issued symbol. It is expected that our common stock will trade on a sporadic and limited basis.

We expect to commence the sale of the shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission.

Offering to end February 15, 2020. No minimum purchase requirements All subscription offerings will be used for purposes contained within this offering circular.

 1See “Risk Factors” on page 4 of the offering circular to read about factors you should consider before buying shares of common stock.

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Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated April 17, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Gulf Chronic Care, Inc.

Our Company

Gulf Chronic Care, Inc. (the “Company”) was established specifically to address the diabetic epidemic, and other chronic diseases, through state-of-the-art technologies and a human-touch approach. The Company is a real-time health, analytics, service and monitoring company that will provide diabetics with solutions that the Company believes can significantly reduce the negative health impact and cost of diabetes. The Company believes it can improve glucose monitoring, control and treatment through a comprehensive solution of real-time monitoring, device technology, data analysis and highly-trained CareHQ nurses providing the human element. Gulf Chronic Care intends to meet the challenges and hopes to overcome the issue of non-compliance which should result in healthier diabetics creating better outcomes, reduced risk and lower cost of care.

Company Information

We are incorporated in the State of Delaware. Our principal executive offices are located at 401 East Jackson St, Tampa, FL 33602 and our telephone number is (941) 225-6699. Our web site is www.gulfchroniccare.com. Information contained on our web site is not incorporated by reference into this Offering Circular. You should not consider information contained on our web site as part of this Offering Circular.

The Offering

Common Stock we are offering	5,000,000 shares of common stack

Common Stock outstanding before this offering

10,000,000 shares of common stock have been issued as founders shares.

1,450,000 shares of common stock have been issued from the sale of equity

A total of 11,450,000 shares of common stock are currently issued and outstanding before this offering.

Use of proceeds	We intend to use the proceeds from this offering to expand marketing and advertising and further research and development. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

Offering Price	$1.00 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related notes, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Digital Marketing Operations

Small company in the start-up phase.

We are a start-up company in the initial phases of operation. This provides risk as we continue to grow and implement our business plan. Being that we are a startup company, we have limited business operations, and do present a shell risk. Our growth and ability to sustain business expenses will greatly depend on our ability to raise additional capital.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize the strengths in our marketing plan and we rely on being able to service a large number of clients. Adverse economic or other conditions in the markets in which we operate may lower our retention or revenue and make it difficult to continue operations.

We face competition for the acquisition of clients, which may impede our ability to make future sales or may increase the cost of acquiring new clients.

We compete with many other entities engaged in caring for the chronically ill. While we believe we have a unique product that will provide higher quality care for lower costs we are competing with other care facilities that could be better funded and more well-known than Gulf Chronic Care, Inc.

Adverse economic or other conditions in the markets in which we do business could negatively affect our sales and retention rates and therefore our operating results.

Our operating results are dependent upon our ability to maximize our sales and retention rates. Adverse economic or other conditions in the markets in which we operate may lower our ability to complete sales and to retain current customers. If we fail to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, our net income, cash flow, financial condition, and the trading price of our securities could be adversely affected.

We will depend upon our staff to maintain a high level of customer satisfaction, and any difficulties we encounter in hiring, training and maintaining skilled personnel may harm our operating performance.

We have an experienced staff that has substantial experience in providing care and the products offered. However, we do depend on a high level of customer satisfaction to continue growing our business and as we grow it will be necessary to hire and develop employees that have an extremely high desire to provide excellent customer service. If our staff is unable to provide the level of service we expect it could negatively impact our operating performance.

Increases in taxes and regulatory compliance costs may reduce our income.

Increases in the taxes in general may reduce our net income, cash flow, financial condition, ability to pay or refinance our debt obligations, and the trading price of our securities. Similarly, changes in laws increasing the potential liability for regulatory conditions may result in significant unanticipated expenditures, which could similarly adversely affect our business and results of operations.

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We will rely on information technology in our operations, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

We will rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including personally identifiable information, and customer data. We will purchase some of our information technology from vendors, on whom our systems depend. We will rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential information and other sensitive information. Although we expect to take commercially reasonable efforts to protect the security of our information systems and the data maintained in those systems, it is possible that our safety and security measures will not be able to prevent the systems’ improper functioning or damage, or the improper access or disclosure of personally identifiable information such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, and computer viruses. Attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. Any failure to maintain proper function, security and availability of our information systems could interrupt our operations, damage our reputation, divert significant management attention and resources to remedy any damages that result, subject us to liability claims or regulatory penalties and have a material adverse effect on our business and results of operations.

Risks Related to the Industry

The industry has large companies that have acquired a large share of the market

Our ability to succeed will depend on our ability to compete with large companies with more financing and easier access to necessary expansion capital. Capturing portions of the market from these large companies will be integral in accomplishing our business plan and growing our business.

Risks Related to Ownership of Our Common Stock

Our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price for our common stock is volatile and the trading in our common stock is limited and sporadic. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	Unplanned delays in acquiring new business;
•	Stock price performance of our competitors;

•	Default on our indebtedness;
•	Actions by our competitors;

•	Changes in senior management or key personnel;
•	Incurrence of indebtedness or issuances of capital stock; and

•	Economic, legal and regulatory factors unrelated to our performance.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies in our industry. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

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Substantial future sales of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares. The shares of common stock offered in this offering will become freely tradable without restriction under the Securities Act.

We will continue to incur certain costs as a result of conducting a Tier 2 offering under Regulation A and in the administration of our organizational structure.

After the offering, we may incur higher legal, accounting, insurance and other expenses than at the level that we are currently experiencing. We also have incurred and will continue to incur costs associated with conducting a Tier 2 offering under Regulation A and related rules implemented by the Securities and Exchange Commission ("SEC"). Despite the on-going reporting requirements from conducting such an offering, the company will not be “public” once this offering circular is qualified or subject to the Sarbanes-Oxley Act. We will continue to incur ongoing periodic expenses in connection with the administration of our organizational structure. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our Board of Directors has determined the offering price in its sole discretion without the input of an investment bank or other third party. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

We do not currently pay any cash dividends.

As we grow our company and become a successful company, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends, however, the projected timing of reaching that point is presently uncertain. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

•	our business’ strategies and investment policies;

•	our business’ financing plans and the availability of capital;

•	potential growth opportunities available to our business;

•	the risks associated with potential acquisitions by us;

•	the recruitment and retention of our officers and employees;

•	our expected levels of compensation;

•	the effects of competition on our business; and

•	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our common stock in this offering at an assumed public offering price of $1.00 per share and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value as of December 31st 2018 would have been $5,076,706 or $0.31 per share.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing offering assumptions.

Offering
Assumed public offering price per share	$1.00
Net tangible book value per share as of December 31, 2018	$0.0021
Increase in net tangible book value per share to the existing stockholders attributable to this offering	$0.308
Adjusted net tangible book value per share after this offering	$0.31
Dilution in net tangible book value per share to new investors	$0.59

CAPITALIZATION

The following table sets forth our capitalization as of December 31st, 2018:

• on a historical basis;

• the receipt of the net proceeds of the offering of 5,000,000 shares;

You should read this capitalization table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this Offering Circular.

	Actual Amounts	Offering Amounts
ASSETS

Current Assets:
Cash	$84,810	$5,084,810
Prepaid expenses	7,000	7,000
Total Assets	91,810	5,091,810

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, related party	7,705	7,705
Accrued wages	60,000	60,000
Accounts payable	325	325
Total Liabilities	68,030	68,030

Stockholders’ equity:

Common stock, $.01 par value per share, 100,000,000 shares authorized, 11,150,000 shares outstanding (Actual), and 16,150,000 shares outstanding (Maximum)	109,500	159,500
Additional paid in capital	85,500	5,035,500
Accumulated deficit	(171,220)	(171,220)
Total stockholders’ equity	23,780	5,023,780

Total Liabilities and Stockholders’ Equity	$91,810	$5,091,810

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PLAN OF DISTRIBUTION

Pricing of the Offering

Prior to this offering, there have been no sales of any shares to the public. The public offering price of the shares in this offering has been determined by our Board of Directors without the assistance of an investment bank or other third party. Among the factors considered in determining the public offering price of the shares, in addition to the prevailing market conditions, are estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the other factors in relation to market valuation of companies in related businesses.

We may sell or issue the securities offered by this offering from time to time in any one or more of the following ways:

•	via crowdfunding through one or more regulatory-compliant websites;

•	through solicitation from employees of the company;

•	directly to purchasers or a single purchaser; or

•	through a combination of any of these methods.

Solicitation from the Company will be conducted by officers, directors and/or employees of the company via in-person, telephone, text and/or email.

There will be no commissions paid for the distribution of securities to third parties or brokers. In the event we decide in the future to employ such third parties or brokers, we will amend the offering circular accordingly to disclose such arrangements.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(1)  You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(2)  You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares in this offering (please see below on how to calculate your net worth);

(3)  You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(4)  You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor; or

(5)  You are a trust with total assets in excess of $5,000,000, your purchase of shares in this offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering ; Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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Net Worth Calculation

Your net worth is defined as the difference between your total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in the offering.

In order to purchase shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

USE OF PROCEEDS

We intend to use the net proceeds of this offering as follows:

•	Increase marketing and brand awareness. (this will be achieved through hiring qualified sales and marketing agents to increase the visibility of the company) This is expected to use approximately 50% of the funds raised.
•	Research and Development to increase our ability to increase our strategic advantage and technological advantages. This is expected to use approximately 40%
•	Remaining funds of approximately 10% will be used for general operating expenses and potential investment opportunities to allow the formation of strategic partnerships or for company acquisitions.
•	If all of the securities being qualified in this offering statement are not sold, it will not materially affect the use of proceeds as described above—the stated uses would receive less aggregate funding, but the allocations would remain substantially similar.

DIVIDEND POLICY

As we become fully operational, we expect to be in position to generate earnings and cash flow that will enable us to begin paying dividends on our Common Stock, however, the projected timing of reaching that point is presently uncertain. Once we have attained that level, our annual dividend target is anticipated to be approximately 40% of the prior year’s net income adjusted for unusual items. The decision to pay a dividend, however, remains within the discretion of our Board of Directors and may be affected by various factors, including our earnings, financial condition, capital requirements, level of indebtedness and other considerations our Board of Directors deems relevant. Future credit facilities, other future debt obligations and statutory provisions, may limit, or in some cases prohibit, our ability to pay dividends.

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BUSINESS

Overview

The Company believes the Company’s program will lead the healthcare industry with data causing a paradigm shift in how the healthcare system manages the diabetic epidemic. Better management begins by knowing the numbers. Currently, doctors get single readings from the diabetic during an office or hospital visit. Or, the healthcare provider must rely on the diabetic to call, email and/or text results. Given non-compliance issues, this is not a reliable system for data collection. Regular testing that automatically transmits the results allows an understanding of the effects of weight, diet and exercise on blood sugar. Lowering blood sugar will lower A1C and improve health. The data is automatically captured by using the Company’s glucometer. The two-way voice glucometer, provided by TaiDoc Technology Corporation, uses cellular transmission to automatically transmit all tests to the Company’s data collection center which is stored under the individual’s account. This data collection allows for the doctor to better understand what happens in life and how the body reacts as information is compiled and saved every time a test occurs. And the company feels this ensures better strategies and healthier lives.

The CareHQ

It is the Company’s position that neither a device nor its software or “app” is the solution needed to address the diabetic epidemic. It is the Company’s position that the only component that truly matters is the human touch component. If the solution does not provide interaction between the diabetic and a real, qualified and trained professional, GCC believes that it will not work. Additionally, Gulf Chronic Care believes that there must be constant and consistent human interaction with the diabetic to achieve testing compliance and cost savings. Through the Company’s CareHQ, Gulf Chronic Care provides real time interaction support services with a tailor-made solution that the Company believes will work for each diabetic. Medically-trained CareHQ nurses assist the diabetic in a real-time environment, complementing a comprehensive disease management and wellness program, called the CarePlan. These nurses receive training and certification as Certified Diabetes Educators (“CDE”) and are also Emergency Medical Dispatch (“EMD”) certified. They work under the direction of a Chief Medical Officer (“CMO”). This insures that diabetics receive personalized care directly from the CareHQ the Company feels they need from a live trained professional real time, every time. The nurses also receive training in different motivation techniques designed to support diabetics in changing behavior and improving health. A singularly unique and dynamic approach, the Company will provide the diabetic and wellness coordinators with real-time visibility into a diabetic’s health. This “live” intervention and coordination should encourage better habits as it reinforces health goals. Whether providing intervention service after hours or around the clock, checking in, following up, or just reminding a diabetic to take a reading, the CareHQ works directly with the diabetic and the organization to provide a complete solution.

The Company is not currently providing real-time monitoring to customers nor does it currently have the staff in place to do so. The device is operational, both for data collection and two-way voice capabilities. The data collection function is working properly and device is transmitting readings and accurately recording them in sample accounts.

The Company is not currently providing services to the market.  Gulf Chronic Care is exploring launch opportunities both domestically and abroad, specifically in the Gulf Cooperation Council countries, where it has relationships that, the Company believes, desires the Company’s services.

The Company is currently exploring these opportunities and will execute its business plan based upon the best opportunity presenting itself.  Once it is determined which location to begin operations in, which will occur over the next 90 days, the Company will establish a CareHQ and begin to service accounts.  Initially, the Company will offer a pilot contract which should be not more that 500 members to get a baseline of operations prior to expanding.  This process will take 180 days and allow the Company to build in an organized manner, adding and training employees as needed, and expanding into the chosen market in a methodical fashion with the goal of managing 1,000 diabetics after 1 year of operations.

The Company’s goal is to have 5,000 members by the end of the second year of operations and employees will be added as growth occurs to best serve customers as well as ensure a stable business and growth rate.

Intervention & Safety Protocols

The relationship serving the diabetic between the glucometer, CareHQ and informatics allows for immediate collection, interpretation and communication of out-of-range readings ensuring appropriate and timely action. This is where technology and the human touch meet to best assist the diabetic. Regardless of when a test occurs, once a hypoglycemic or hyperglycemic informatic reading has been transmitted from the glucometer to the CareHQ, immediate action is taken by the CareHQ. This action is pre-defined and followed seamlessly as directed by the diabetic and payer organization. The CareHQ will initiate a CareHQ call from a live caring and qualified nurse to the diabetic immediately checking status. If it is an emergency situation, a medical unit will be dispatched to the diabetic and the nurse will stay on the phone until help arrives. If it is not an emergency, the CareHQ nurse and diabetic will discuss the reading, the correct course of action and strategies to avoid future out-of-range readings. The CareHQ will also send a secure e-mail to the diabetic’s doctor and any other party indicated under the protocols for complete transparency and ensuring the diabetic’s support network stays involved and present.

On Going Relationship, Education & Service

The nurses and diabetics should form a strong bond over time generating an almost irreplaceable relationship in the life of the diabetic. The Company’s members will be contacted on a regular basis as a follow up to readings, diet, exercise and progress. The most recent news and strategies are passed along in phone conversations, texts and e-mails depending on preferred delivery parameters. Best practices and approaches are shared and reinforced. The nurse and diabetic regularly discuss correction of unhealthy habits, strategies for change and alternative approaches with positive reinforcement for success and healthy behaviors. All these actions nurture the diabetic on an individual basis, establishing trust and reinforcing good habits affording the best possible outcome, healthier life and drastically reduced ancillary conditions and emergency incidents.

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The most recent news and strategies are passed along in phone conversations, texts and e-mails depending on preferred delivery parameters. Best practices and approaches are shared and reinforced. The nurse and diabetic regularly discuss correction of unhealthy habits, strategies for change and alternative approaches with positive reinforcement for success and healthy behaviors. All these actions nurture the diabetic on an individual basis, establishing trust and reinforcing good habits affording the best possible outcome, healthier life and drastically reduced ancillary conditions and emergency incidents.

The Company believes that diabetics and nurses will form a very special relationship resulting in a “feel good, best results” situation. The Company ascertains that this relationship has the power to change the diabetic’s attitude toward his or her illness, potentially creating a population of diabetics who have a positive attitude toward treatment compliance, preventing excessive medical costs by improving health. A diabetic will call in to speak to a particular nurse for advice, ask questions and report what is working because of the trust built over time. This is exactly what Gulf Chronic Care is all about – people helping people. By providing the best possible service to the diabetic, the Company helps to ensure the best possible opportunity for success by achieving better health and decreased medical complications and emergencies which significantly reduces costs.

The Company cannot stress the serious nature of the diabetes epidemic enough and the myriad of other serious health conditions it causes. Diabetes is a major cause of blindness, kidney failure, heart attacks, stroke and lower limb amputation – even death.

Diet & Exercise Programs

Gulf Chronic Care will help each diabetic by supplying a diet and exercise program designed specifically for each individual. Studies have shown that various diets and exercise programs can help to improve the health of the diabetic further reducing negative health risks.

Diabetes

Diabetes is a serious, chronic disease that occurs either when the pancreas does not produce enough insulin (a hormone that regulates blood sugar, or glucose), or when the body cannot effectively use the insulin it produces. Diabetes is an important public health problem, one of four priority noncommunicable diseases (NCDs) targeted for action by world leaders. Both the number of cases and the prevalence of diabetes have been steadily increasing over the past few decades.

The Market

Globally, an estimated 422 million adults were living with diabetes in 2014, compared to 108 million in 1980, according to the World Health Organization. The global prevalence (age-standardized) of diabetes has nearly doubled since 1980, rising from 4.7% to 8.5% in the adult population. This reflects an increase in associated risk factors such as being overweight or obese. Over the past decade, diabetes prevalence has risen faster in low- and middle-income countries than in high-income countries. Diabetes caused 1.5 million deaths in 2012. Higher-than-optimal blood glucose caused an additional 2.2 million deaths, by increasing the risks of cardiovascular and other diseases. Forty-three percent of these 3.7 million deaths occur before the age of 70 years. The percentage of deaths attributable to high blood glucose or diabetes.

12

In the Middle East/North Africa (“MENA”) region, there are currently 38.7 million people with diabetes. This is expected to grow to over 82 million by 2045. This epidemic is being fueled by a number of factors, notably demographic changes, increasing rates of obesity and, most importantly, the lack of a comprehensive solution. More than 50% of cases of type 2 diabetes can be prevented or delayed in people with prediabetes and people with known risks for developing diabetes, through healthy diet and increasing physical activity. Almost 50% of diabetics don’t know they have the disease. Diabetics, when aware of the disease and proper management, can lead very healthy, fulfilling lives.

Today 3,500 adults and nearly 30 children in the MENA Region are being told they have diabetes by their doctors. The International Diabetes Federation (“IDF”) estimates an average 13.6 percent of the adult population between 20 and 79 years in the region have been diagnosed with diabetes, which is higher than the global average of 8.5 percent. But in the GCC, according to the IDF Atlas, the per capita is even higher. IDF estimates 19.3 percent of adults aged 20 to 79 in the United Arab Emirates are diabetic. In Bahrain, the percentage rises to 19.6 and the statistic jumps to over 20 percent for Kuwait, Qatar, and Saudi Arabia. These five nations all rank within the top 15 nations in the world for highest rate of diabetes per capita.

Strategy

Through a comprehensive solution of state-of-the-art real-time monitoring, device technology, data analysis and highly-trained CareHQ nurses providing the human element, Gulf Chronic Care will meet the challenge and overcome the issues of non-compliance, education and pro-active management resulting in healthier diabetics with lower overall costs of care.

Gulf Chronic Care offers a unique approach to caring for the chronically ill. The complete solution provides accurate and timely information that increases patient health, creates better outcomes, reduces risk and lowers cost:

•	Real-time blood glucose test result
•	24/7/365 monitoring GLOBALLY

13

•	Paperless dashboards and results
•	Collaboration with nurses, doctors and wellness partners
•	Alerts and immediate personal responses from medically trained professionals
•	Comprehensive adherence reports
•	Proven engagement strategies

Mission Statement: To become the pre-eminent chronic care service and technology provider of a proven solution for the diabetes epidemic in the Gulf Cooperation Council (“GCC”) countries and United States. Through visibility into daily health status, proactive real time communication, personalized support and programs designed to better engage diabetics in their overall wellness, Gulf Chronic Care improves health, outcomes, lowers risks and vastly reduces the cost of care.

PROPERTY

The principle office of the company is located at 401 East Jackson St, Tampa, FL 33602. This location has access to a conference room for meetings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto, included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations of the Company Ending December 31, 2018

The company has initiated our business plan and with the sole focus of Gulf Chronic Care on establishing the business to treat diabetics there are no conflicts or other priorities affecting our ability to carry out our business plan. We expect revenues to begin in the fiscal year 2019. Significant expenses during the period included $100,000 in consulting expenses related to the issuance of founder stock, $60,000 in accrued wages for officers, $4,205 in legal and professional fees and $7,015 in other general and administrative expenses. We realized a net loss of $171,220 during the period.

Planned Sources of Revenues and Additional Expenses

Revenue generation is achieved by having a diabetic under the Company’s CarePlan as well as an agreed upon Shared Savings Payments arrangement with the organization responsible for the member’s medical expenses.

Each diabetic receives a device and a 90-day supply of lancets, test strips and calibration solution upon joining. The testing supplies are unique to the device so the Company provides the test strip, calibration solution and lancets as part its service Every 90 days, an additional 3-month supply of lancets, test strips and calibration solution will be provided. The device & supplies cost is built into the service plan and the Company recovers the up-front cost in month 7 of each new “member”.

The party paying for each diabetic may be an insurance company, an employer or the country’s governmental health system. Each various revenue avenues present unique challenges and benefits. The larger the pool of potential customers, the longer the process for approval will take and is based upon who is paying for the service. As the device is already approved by the FDA, hurdles for approval will not be as severe as a new, unproven device would be. There is a decade worth of documentation to support claims made with testimonials and client savings data which will dramatically help in the process.

Additional expenses will accrue with the increase of patients and clients. The increase in expenses will be dictated by the growth of the company and will be directly tied to additional revenue.

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Liquidity and Capital Resources of the Company

As previously noted, we are a development stage company and our ability to succeed in the market will greatly depend on our ability to secure investment funding through the sale of securities. We intend to use proceeds of the sale of securities to increase our market presence through advertising and hiring key staff members that will assist us in forming strategic partnerships. If we are only able to raise a portion of the proceeds of this offering, we will use that portion of proceeds according to the same strategy but on a slower growth curve. At the period end the company had $84,810 cash on hand. Revenues are expected to begin this year, providing the necessary cash flow for ongoing operations. Sources of future liquidity will greatly depend on our ability to secure investment funding through the sale of securities. We intend to raise the funds necessary through security sales and not undertake loans. If needed we are able to secure loans from private individuals as well as banking institutions. We currently have no additional capital commitments.

MANAGEMENT

Name	Position	Age	Start Date	Hours per month
Jim Dalton	Chairman of the Board	76	07/2018	80
Max Rockwell	CEO	50	07/2018	120

Management understands the necessity to employ high quality, family-oriented people dedicated to serving the needs of the chronically ill. Management is determined to find, employ and manage highly qualified medical, managerial and sales professionals who are motivated to work together as a team, work closely with the diabetics and execute on this plan. Gulf Chronic Care will only hire those who are dedicated to serving the diabetic in need.

Jim Dalton — Mr. Dalton, a founder of Utah-based ActiveCare, Inc., a diabetic tele-care monitoring company, served as its Chairman, President & CEO from inception in 2008 to July 12, 2012. He then again served as Executive Chairman and Chief Executive Officer from 2015 to July 7, 2016. Mr. Dalton also co-founded Remote Mdx Inc. and served as its President from August 2003 to June 19, 2008. Mr. Dalton served as an Officer and Director of Biomune Systems, Inc. He served as the President and Equity Owner of Club Rio Mar in Puerto Rico. He was a Founder and Owner of the Deer Valley Club, where he oversaw the development of a high-end, world-class ski project that includes 25 condominiums with a 'ski-in and ski-out' feature.

Max Rockwell — Mr. Rockwell started his career in 1991 working on Wall Street with PaineWebber and then Shearson Lehman Brother among others, prior to establishing his own consultancy businesses in 2004 dedicated to capital formation, business expansion and client relations exclusively in the GCC. Mr. Rockwell has been travelling in the GCC extensively since 1995, raising capital and helped numerous businesses establish in the GCC through partnerships, joint ventures and master reseller agreements with family offices, governmental agencies, sovereign wealth funds, companies, individual investors and businessmen. He has acted in various management capacities dedicated to raising capital, marketing products, creating and managing relationships and building businesses.

Mr. Dalton and Mr. Rockwell have worked together for more than 20 years raising capital and building businesses. They understand what it takes to make a project work and are dedicated to ensuring the Company delivers on its plan for the benefit for all involved, especially the diabetic.

None of the foregoing companies mentioned in the executive biographies are a parent, subsidiary or other affiliate of Gulf Chronic Care, Inc.

Executive Compensation

Management	Position	Compensation
Jim Dalton	Chairman of the Board	$60,000
Max Rockwell	CEO	$60,000

During the period from inception on July 10, 2018 through December 31, 2018, GCC accrued $30,000 each for unpaid salary to officers and directors.

15

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information as to the shares of common stock beneficially owned as of Dec 31, 2018 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them.

Directors and Executive Officers	Amount	Percent
Jim Dalton	2,500,000	22.83%
Max Rockwell	2,500,000	22.83%

Beneficial Owners of more than 5%	Amount	Percent
John Brannelly	2,500,000	22.83%
Feras Al-Kandari	2,500,000	22.83%

Shares issued are founder shares that were issued upon inception of the company on July 10, 2018

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no transactions in the interest of Management or other affiliated parties of Gulf Chronic Care, Inc.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the period from inception on July 10, 2018 through December 31, 2018, GCC accrued $30,000 each for unpaid salary to officers and directors.

During the period from inception on July 10, 2018 through December 31, 2018, certain officers and directors paid expenses on behalf of the Company. As of December 31, 2018, the Company owed a total of $7,705 to two officers and directors of the Company.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share.

As of the date of this offering, we have 11,450,000 shares of common stock and no shares of preferred stock outstanding. The outstanding shares of common stock are restricted and owned by directors of the company or individuals that purchased restricted securities through Regulation D.

16

Common Stock

Voting

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our common stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

Gulf Chronic Care, Inc. has not authorized preferred stock.

Convertible Debentures

Gulf Chronic Care, Inc. has no convertible debentures

Limitations on Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Delaware law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

There is currently no transfer agent. Upon approval of this offering circular a transfer agent will be put in place.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of common stock that may be sold in the future.

Upon the completion of this offering, we will have outstanding 16,450,000 shares of common stock if we complete the offering hereunder. All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 10% stockholders.

Rule 144

Shares of our common stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal about 57,500 shares immediately after this offering, or;

•	the average weekly trading volume of the unrestricted common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

EXPERTS

The financial statements of the Company as of December 31, 2018, included in this Offering Circular have been audited by MaloneBailey, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements of the Company have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
1	Bylaws
2	Action Of Incorporator of Gulf Chronic Care, Inc
3	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, Thereunto duly authorized, in the City of Draper, State of Utah, on April 17th, 2019.

/s/ Jim Dalton
Chairman of the Board

/s/ Max Rockwell
CEO

/s/ Max Rockwell
Principal Accounting Officer

/s/ Max Rockwell
Principal Financial Officer

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Gulf Chronic Care, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Gulf Chronic Care, Inc. (the “Company”) as of December 31, 2018, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 10, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for July 10, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP
www.malonebailey.com
We have served as the Company's auditor since 2018.
Houston, Texas
February 11, 2019

F-1

GULF CHRONIC CARE INC.

BALANCE SHEET

ASSETS

Current assets:
Cash	$84,810
Prepaid expenses	7,000
Total current assets	91,810

Total assets	$91,810

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued wages, related party	$60,000
Accounts payable, related party	7,705
Accounts payable	325
Total current liabilities	68,030

Stockholders' equity:
Common stock; $0.01 par value, 100,000,000 shares authorized and 10,950,000 shares issued and outstanding	109,500
Additional paid-in capital	85,500
Accumulated deficit	(171,220)
Total stockholders' equity	23,780

Total liabilities and stockholders' equity	$91,810

The accompanying notes are an integral part of these financial statements.

F-2

GULF CHRONIC CARE, INC.

STATEMENT OF OPERATIONS

For the Period from Inception on July 10, 2018 Through December 31, 2018

Operating expenses:
General and administrative	$111,220
Compensation expense	60,000
Total operating expenses	171,220

Loss before income taxes	(171,220)

Provision for income taxes	-

Net loss	$(171,220)

Basic loss per common share	$(0.02)

Basic weighted average common shares outstanding	10,085,057

The accompanying notes are an integral part of these financial statements.

F-3

GULF CHRONIC CARE, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Equity
Balance, Inception July 10, 2018	-	-

Common stock issued to founders	10,000,000	100,000	-	-	100,000

Common stock issued for cash	950,000	9,500	85,500	-	95,000

Net loss for the period ended December 31, 2018	-	-	-	(171,220)	(171,220)

Balance, December 31, 2018	10,950,000	$109,500	$85,500	$(171,220)	$23,780

The accompanying notes are an integral part of these financial statements.

F-4

GULF CHRONIC CARE, INC.

STATEMENT OF CASH FLOWS

DECEMBER 31, 2018

For the Period from Inception on July 10, 2018 Through December 31, 2018

Cash flows from operating activities:
Net loss	$(171,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	100,000
Changes in operating assets and liabilities:
Increase in prepaid assets	(7,000)
Increase in accounts payable	325
Increase in accounts payable and salaries payable - related party	67,705
Net cash used in operating activities	(10,190)

Cash flows from financing activities:
Proceeds from the sale of common stock	95,000
Net cash provided by financing activities	95,000

Net change in cash	84,810
Cash, beginning of period	-

Cash, end of period	$84,810

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

GULF CHRONIC CARE, INC.

Notes to Financial Statements

NOTE 1 -	ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financial statements presented are those of GCC Chronic Care, Inc. (“GCC”, or the “Company”). GCC was incorporated on July 10, 2018, under the laws of the State of Delaware.

GCC is seeking to become the pre-eminent chronic care service and technology provider of a proven solution for the diabetes epidemic in the Gulf Cooperation Council countries. Through visibility into daily health status, proactive real time communication, personalized support and programs designed to better engage diabetics in their overall wellness, Gulf Chronic Care improves health, outcomes, lowers risks and vastly reduces the cost of care.

a.	Basis of Presentation

The financial statements and related disclosures have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States. GCC has elected a calendar year-end.

b.	Cash Equivalents

GCC considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

c.	Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.	Revenue Recognition Policy

The Company recognizes revenue in accordance with the provisions of Accounting Series Codification (“ASC”) 606, Revenue From Contracts With Customers (“ASC 606”), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. ASC 606 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, the Company recognizes revenue based on the allocation of the transaction price to each performance obligation as each performance obligation in a contract is satisfied.

The Company generates revenue through the sale of text message marketing services on a subscription or per text cost and billed monthly. Revenue is recognized when services have been delivered. Subscription accounts are month to month with no long term contracts. The Company has had no revenues since its inception.

e.	Stock-Based Compensation

GCC records stock-based compensation using the fair value method. Equity instruments issued to employees and the cost of the services received as consideration are accounted for in accordance with ASC 718, Stock Compensation and are measured and recognized based on the fair value of the equity instruments issued. All transactions with non-employees in which goods or services are the consideration received for the issuance of equity instruments are accounted for in accordance with ASC 515, Equity-Based Payments to Non-Employees, based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

F-6

f.	Fair Value of Financial Instruments

ASC 820, Fair Value Measurements (“ASC 820”) and ASC 825, Financial Instruments (“ASC 825”), requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 - Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 - Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 - Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of cash, accounts payable, and accrued liabilities approximate fair value. Pursuant to ASC 820 and 825, the fair value of cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g.	New Accounting Pronouncements

GCC has implemented all new accounting pronouncements that are in effect and that may impact its financial statements. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

h.	Long Lived Assets

Periodically the Company assesses potential impairment of its long-lived assets, which include property, equipment and acquired intangible assets, in accordance with the provisions of ASC Topic 360, Property, Plant and Equipment. The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying values. An impairment loss would be recognized in the amount by which the recorded value of the asset exceeds the fair value of the asset, measured by the quoted market price of an asset or an estimate based on the best information available in the circumstances. There were no such losses recognized since inception.

i.	Basic and Diluted Loss Per Share

GCC presents both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible debt instrument, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

The calculation of basic and diluted net loss per share for the year ended December 31, 2018 is as follows:

2018
Basic Loss Per Share:
Numerator:
Net loss	$(170,220)
Denominator:
Weighted-average common shares outstanding	10,085,057

Basic net loss per share	$(0.02)

F-7

j.	Income Taxes

GCC files income tax returns in the U.S. federal jurisdiction, and the state of Delaware. GCC’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2018:

Deferred tax assets:
Net operating loss carry forward	$14,906
Valuation allowance	(14,906)
Net deferred tax asset	$-

The federal income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income from continuing operations for the period ended December 31, 2018 due to the following:

Pre-tax book income (loss)	$(35,956)
Stock for services	21,000
Meals and entertainment	50
Net operating loss carry forward	14,906
Federal Income Tax	$-

GCC had net operating losses of approximately $71,000 that expire 20 years from when incurred. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. In accordance with the statute of limitations for federal tax returns, the Company’s federal tax return for the year 2018 is subject to examination.

NOTE 2 -	RELATED PARTY TRANSACTIONS

During the period from inception on July 10, 2018 through December 31, 2018, GCC accrued $30,000 each for unpaid salary to officers and directors.

During the period from inception on July 10, 2018 through December 31, 2018, certain officers and directors paid expenses on behalf of the Company. As of December 31, 2018, the Company owed a total of $7,705 to two officers and directors of the Company.

NOTE 3 -	STOCKHOLDERS’ DEFICIT

At inception on July 10, 2018, GCC issued a total of 10,000,000 shares of common stock as founders’ shares for services valued at $100,000, or $0.01 per share.

F-8

During November and December 2018, the Company sold a total of 950,000 shares of common stock for cash of $95,000, or $0.10 per share.

NOTE 4 -	GOING CONCERN

GCC's financial statements are prepared using Generally Accepted Accounting Principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, GCC has recently accumulated losses since its inception and has negative cash flows from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans with respect to alleviating the adverse financial conditions that caused management to express substantial doubt about the GCC's ability to continue as a going concern are as follows:

GCC is currently seeking funding for the start-up of operations during fiscal year 2019 and plans to enter into several financing transactions. The continuation of GCC as a going concern is dependent upon its ability to generating profitable operations that produce positive cash flows.  If GCC is not successful, it may be forced to raise additional debt or equity financing.

There can be no assurance that GCC will be able to achieve its business plans, raise any more required capital or secure the financing necessary to achieve its current operating plan.  The ability of GCC to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 5 -	SUBSEQUENT EVENTS

During January and February 2019, the Company sold 500,000 shares of common stock for cash of $50,000, or $0.10 per share.

F-9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-A of our report dated February 11, 2019 with respect to the audited balance sheet of Gulf Chronic Care, Inc. (the Company) as of December 31, 2018 and the related statements of operations, changes in stockholders’ equity and cash flow for the period from July 10, 2018 (Inception) through December 31, 2018. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
February 11, 2019